HANSEN, BARNETT & MAXWELL
     A Professional Corporation
     CERTIFIED PUBLIC ACCOUNTANTS             REGISTERED WITH THE PUBLIC COMPANY
                                                  ACCOUNTING OVERSIGHT BOARD
      5 Triad Center, Suite 750
    Salt Lake City, UT 84180-1128                  an independent member of
       Phone: (801) 532-2200                              BAKER TILLY
        Fax: (801) 532-7944                              international
           www.hbmcpas.com                             [GRAPHIC OMITTED]


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM


To the Board of Directors and the Stockholders
Proton Laboratories, Inc. and subsidiaries

As independent registered public accountants, we hereby consent to the use of our report dated March 29, 2006, with respect to the consolidated financial statements of Proton Laboratories, Inc., in the Registration Statement of Proton Laboratories, Inc. on Form SB-2 relating to the registration of 5,846,250 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.


                                                /s/ HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah

September 11, 2006